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                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT
                               DATED JUNE 29, 1999

         The undersigned are all parties to a certain "Stock Purchase Agreement" dated June 29, 1999, and hereby agree to amend the terms and conditions of such Stock Purchase Agreement in accordance herewith.

         1. Section 1.5 of the Stock Purchase Agreement is hereby amended to provide that the Closing shall occur no later than August 31, 1999 (the "Termination Date").

         2. Section 9.1 of the Agreement is hereby amended to provide that Wamar Products, Inc. shall bear the cost and expense of McShane & Bowie, counsel for the Sellers, in an amount not to exceed Forty Five Thousand Dollars ($45,000), and Wamar Products, Inc. shall bear the cost and expense of Mike Martin's services rendered on behalf of Company for due diligence compliance by Company and Sellers, and other services related to the Stock Purchase Agreement, in an amount not to exceed Fifteen Thousand Dollars ($15,000). Other than as modified hereby, Section 9.1 shall remain in full force and effect.

         3. In all other respects the terms and conditions of the Stock Purchase Agreement shall remain unchanged.


Date:________________, 1999              "SELLER"


                                         _______________________________________
                                         WAYNE G. MARTIN

Date:________________, 1999              "BUYER"

                                         CLARION PLASTICS TECHNOLOGIES,
                                         INC., an Ohio corporation



                                         By:____________________________________
                                            William Beckman, Chief Executive
                                            Officer


Date:________________, 1999              "PARENT"

                                         CLARION TECHNOLOGIES, INC.,
                                         a Delaware corporation


                                         By:____________________________________
                                            Jack D. Rutherford, Chief Executive
                                            Officer